Exhibit 99.1

RICA FOODS, INC. ANNOUNCES DEBT RESTRUCTURING

MIAMI, FL. MARCH 19, 2004. Rica Foods, Inc. (AMEX: RCF) has announced that it has entered into written confirmation agreements (“Confirmation Agreements”) with certain of its lenders pursuant to which the Company has secured approximately $12 million of new debt which has been used to repay approximately $11.94 million of existing indebtedness. Pursuant to the terms of the Confirmation Agreements, the signatory lenders have also agreed to waive any and all defaults, excluding defaults resulting from the failure to pay interest as due, that the Company or its wholly-owned subsidiaries have committed or may commit for one month (the “Extension Period”), during which definitive loan documents are being prepared. This continues the debt restructuring process initiated by the Company with the full repayment of its indebtedness in the aggregate amount of approximately $6.4 million to Citibank in January 2004.

Background

In September 2003, the Company entered into a trust agreement (the “Trust Agreement”) pursuant to which it restructured its debt obligations with respect to $36.3 million in principal amount of indebtedness. Ten of the Company’s lenders were signatories to the Trust Agreement (the “Participating Lenders”) and as of March 18, 2004, the Company owed an aggregate of approximately $36.5 million to the Participating Lenders. The Company contributed or pledged substantially all of the assets (the “Trust Assets”) of the Company’s wholly-owned subsidiaries (the “Subsidiaries”) to a trust (the “Trust”), which, as of March 18, 2004 secured the Subsidiaries’ obligations with respect to the aggregate $33.4 million of indebtedness owed to the Participating Lenders. Based on information provided to the Company by an independent appraiser, the Company estimates that the appraised value of the Trust Assets which have been appraised to date will equal and have a collateral value of approximately $81 million. Pursuant to the terms of the Trust Agreement, the Trust Assets are to be valued at 70% of their appraised value. Accordingly, the Company estimates that Trust Assets are currently valued at approximately $57.3 million.

Certain of the Company’s other existing creditor banks (the “Non-Participating Lenders”) are not signatories to the Trust Agreement. As of March 18, 2004, the Company had borrowed from the Non-Participating Lenders an aggregate of approximately $6.4 million. As of March 18, 2004 three of the Non-Participating Lenders holding liens aggregating to approximately $3.3 million were collateralized with property with an estimated fair market value of $4.9 million.

In consideration for the establishment of the Trust in September, the Participating Lenders agreed to waive any and all defaults, excluding defaults resulting from the failure to pay interest as due, that the Subsidiaries have committed or may commit prior to March 22, 2004 (the “Amnesty Period”) with respect to outstanding indebtedness owed to the Participating Lenders. Accordingly, the Subsidiaries were relieved of any obligation to make principal payments to the Participating Lenders until the end of the Amnesty Period. The Subsidiaries were still required to pay interest to the Participating Lenders in accordance with the terms of an agreed upon schedule. Pursuant to the terms of the Trust Agreement, the Subsidiaries were required to resume the payment of principal at the end of the Amnesty Period.

Incurrence of Replacement Indebtedness

The Company has recently restructured its indebtedness.

As of March 19, 2004, the Company borrowed an aggregate of approximately $12.0 million, (collectively, the “New Loans”) from three of its existing creditors: Banco Internacional de Costa Rica (“BICSA”), a Panamanian financial institution (approximately $9 million), Banco Agricola de Cartago (“Agricola”), a Costa Rican financial institution (approximately $1.4 million), and Banco Interfin (“Interfin”), a Costa Rican financial institution (approximately $1.6 million) pursuant to the Confirmation Agreements. The New Loans extended by BICSA, Agricola and Interfin are expected to be secured by the Trust. BICSA, Agricola and Interfin are, as a result of the loan repayments described below, the only remaining Participating Lenders.

Although the Company has entered into the Confirmation Agreements and secured the proceeds of the New Loans, definitive loan agreements with respect to the New Loans have not yet been executed. As to each creditor extending a New Loan, once definitive new loan agreements are finalized between the Company and such creditor, the Company anticipates that it will resume the payment of principal pursuant to the newly negotiated terms of the New Loan. The proposed repayment terms, if any, of the New Loans are described below.

Although the Company anticipates that definitive loan agreements with respect to the New Loans will be executed within the Extension Period, if such definitive agreements are not entered into within the Extension Period, the creditors extending the New Loans may take the position that the New Loans are immediately due and payable upon expiration of the Extension Period.

As of March 19, 2004 and after giving effect to the restructuring, the Company’s aggregate outstanding indebtedness to BICSA totaled approximately $30.7 million, including (i) the $9.0 million New Loan to be secured by the Trust, (ii) approximately $18.7 million of indebtedness secured by the Trust and (iii) $3.0 million of unsecured indebtedness. The Company has delivered to BICSA a promissory note in the principal amount of $9 million, bearing interest at a rate of 8.5% per annum and with a maturity date of May 22, 2004. The Company anticipates that upon the execution of a definitive agreement evidencing the New Loan with BICSA, if ever, all of the Company’s indebtedness to BICSA will be secured by the Trust. Aside from the promissory note payable in two months, the Company and BICSA have not agreed to the payment terms of the New Loan extended by BICSA. There can be no assurances that BICSA will agree to principal and interest repayment terms which are acceptable to the Company.

As of March 19, 2004 and after giving effect to the restructuring, the Company’s aggregate indebtedness owed to Interfin totaled approximately $6.1 million, including (i) the approximately $1.6 million New Loan and (ii) approximately $4.5 million of indebtedness secured by the Trust. The Company anticipates that upon the execution of a definitive agreement evidencing the New Loan with Interfin, if ever, the loan will be payable in full at maturity, in five years, and interest will be payable trimesterly.

As of March 19, 2004 and after giving effect to the restructuring, the Company’s aggregate indebtedness owed to Agricola totaled approximately $3.0 million, including (i) the approximately $1.4 million New Loan and (ii) approximately $1.6 million of indebtedness secured by the Trust. The Company anticipates that upon the execution of a definitive agreement evidencing the New Loan with Agricola, if ever, the loan will be payable in full at maturity, in five years, and interest will be payable trimesterly.

Repayment of Existing Indebtedness

On March 19, 2004, the Company used the approximately $11.94 of proceeds (the “Proceeds”) from the New Loans to satisfy the Company’s debt obligations to a number of its existing creditors. A portion of the Proceeds were used to repay in full approximately $6.6 million and $3.3 million of indebtedness owed to six Participating Lenders and three Non-Participating Lenders, respectively, and to repay a portion (approximately $2 million) of the indebtedness owed to one of the Participating Lenders. After giving effect to the foregoing repayments and the extension of the New Loans, the Trust will secure approximately $36.8 million of indebtedness. If the approximately $3.0 million of unsecured indebtedness owed to BICSA becomes secured by the Trust upon the execution of definitive loan agreements, the Trust is projected to secure approximately $39.3 million

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of factors and uncertainties which could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may affect the operating results of the Company are the following: (i) fluctuations in the cost and availability of raw materials, such as feed grain costs in relation to historical levels; (ii) market conditions for finished products, including the supply and pricing of alternative proteins which may impact the Company’s pricing power; (iii) risks associated with leverage, including cost increases attributable to rising interest rates; (iv) changes in regulations and laws, including changes in accounting standards, environmental laws, occupational and labor laws, health and safety regulations, and currency fluctuations; (v) the effect of, or changes in, general economic conditions; and (vi) risks associated with the Company’s lack of long-term capital financing commitments.

Words such as expects, anticipates, intends, plans, believes, seeks, estimates, should and variations of those words and similar expressions are intended to identify these forward-looking statements. Forward-looking statements made by the Company and its management are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligations to update or review any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise. Such forward -looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For more complete information concerning factors that could affect the Company’s results, reference is made to the Company’ s registration statements, reports, or other documents filed with the Securities and Exchange Commission.

For more information contact us at (305) 858-9480, or email to: mmarenco@ricafoods.com.